UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 31, 2006

A.G. EDWARDS, INC.

Delaware	001-08527	43-1288229
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction)		Identification Number)

One North Jefferson
St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 955-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)

Item 8.01 Other Events

As disclosed in previous filings, the Securities and Exchange Commission (the “SEC”) requested A.G. Edwards & Sons, Inc. (“Edwards”), a wholly owned subsidiary of A.G. Edwards, Inc., and other financial services firms to voluntarily review the supervision and operation of certain auction rate securities transactions. Edwards completed its review and provided the information to the SEC.

On May 31, 2006, the SEC instituted administrative proceedings against Edwards and 14 other firms for violations of Section 17(a)(2) of the Securities Act of 1933 in the auction rate securities market, and accepted offers of settlement from the firms.

Under the terms of the settlement, Edwards, without admitting or denying guilt, agreed to pay a $125,000 penalty, enhance certain disclosures of its material and current auction practices and procedures and not later than six months after the date of settlement certify that Edwards has implemented procedures that are reasonably designed to prevent and detect violations in the auction rate securities area.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

A.G. Edwards, Inc.
Registrant

Date:	May 31, 2006	By:	/s/Douglas L. Kelly
Douglas L. Kelly
Chief Financial Officer